Annual Report
for John Hancock Variable Series Trust I
December 31, 2003

                               [LOGO] John Hancock

--------------------------------------------------------------------------------
Not FDIC Insured               Not Bank Guaranteed                May Lose Value
--------------------------------------------------------------------------------
Not a Deposit       Not Insured by Any Federal Government Agency
--------------------------------------------------------------------------------

                                                          Inception: May 1, 1996
--------------------------------------------------------------------------------
International Opportunities Fund
T. Rowe Price International, Inc.              Warren/Ford/Seddon/Bickford-Smith
--------------------------------------------------------------------------------

..    In 2003, the Fund returned 32.36%, underperforming its benchmark, the MSCI
     All Country World Ex US Free Index.

..    Performance relative to benchmark was driven by both unfavorable stock selection and sector allocation weightings, while country allocation exposures were modestly positive. Stock selection in Japan was the largest performance detractor.

..    On an absolute basis, Financial stocks, representing 24% of assets, climbed over 47% during the period, while the Consumer Discretionary sector, representing 17% of the assets, was also a significant contributor, gaining over 31% for the year.

..    The top contributing stocks to absolute returns included Vodafone Group and
     Total, while the key detractors included Sony and Nedcor.

..    The portfolio remains underweight in Japan. In addition, the portfolio continues to overweight Consumer Discretionary, while underweighting Financials and Utilities.

..    The manager employs a bottom-up, fundamental research approach to identify companies that are capable of achieving and sustaining above-average, long-term earnings growth and that are reasonably priced. Country allocation decisions are driven by stock selection

                                     [CHART]

                                   Line Chart

                             Historical Fund Return

$10,000
Investment made 5/1/96
(Fund Inception Date)

             International
             Opportunities   MCSI All Country World
                  Fund        Free Ex. US Index
             -------------   ----------------------
 5/01/1996     $10,000.00         $10,000.00
 5/31/1996      10,024.34           9,850.00
 6/30/1996      10,129.22           9,900.24
 7/31/1996       9,819.73           9,571.55
 8/31/1996       9,971.07           9,628.02
 9/30/1996      10,190.88           9,866.79
10/31/1996      10,150.25           9,768.13
11/30/1996      10,608.68          10,145.18
12/31/1996      10,672.04          10,027.49
 1/31/1997      10,544.32           9,842.99
 2/28/1997      10,671.97          10,023.11
 3/31/1997      10,659.18          10,002.06
 4/30/1997      10,701.19          10,086.08
 5/31/1997      11,332.27          10,709.40
 6/30/1997      11,796.26          11,300.56
 7/31/1997      12,113.19          11,528.83
 8/31/1997      10,992.06          10,621.51
 9/30/1997      11,718.58          11,196.14
10/31/1997      10,863.43          10,243.35
11/30/1997      10,858.72          10,115.30
12/31/1997      10,880.04          10,231.63
 1/31/1998      11,254.02          10,537.56
 2/28/1998      11,932.03          11,240.41
 3/31/1998      12,345.90          11,629.33
 4/30/1998      12,435.38          11,713.06
 5/31/1998      12,390.74          11,501.05
 6/30/1998      12,416.32          11,457.35
 7/31/1998      12,560.24          11,566.19
 8/31/1998      10,980.00           9,935.36
 9/30/1998      10,715.43           9,725.72
10/31/1998      11,680.61          10,744.01
11/30/1998      12,199.09          11,320.96
12/31/1998      12,611.66          11,711.53
 1/31/1999      12,484.38          11,698.65
 2/28/1999      12,268.43          11,436.60
 3/31/1999      12,769.42          11,988.99
 4/30/1999      13,241.38          12,588.44
 5/31/1999      12,623.31          11,996.78
 6/30/1999      13,112.65          12,548.63
 7/31/1999      13,358.88          12,843.53
 8/31/1999      13,495.21          12,888.48
 9/30/1999      13,581.86          12,976.12
10/31/1999      14,038.51          13,458.83
11/30/1999      15,021.61          13,997.19
12/31/1999      16,900.78          15,332.52
 1/31/2000      15,834.00          14,499.96
 2/29/2000      16,711.59          14,891.46
 3/31/2000      16,885.48          15,451.38
 4/30/2000      15,946.30          14,589.19
 5/31/2000      15,446.42          14,215.71
 6/30/2000      16,250.95          14,821.30
 7/31/2000      15,693.05          14,235.86
 8/31/2000      16,033.54          14,412.38
 9/30/2000      15,020.47          13,612.49
10/31/2000      14,413.93          13,179.62
11/30/2000      13,655.62          12,587.85
12/31/2000      14,136.02          13,018.36
 1/31/2001      14,305.54          13,213.63
 2/28/2001      13,024.07          12,167.11
 3/31/2001      12,015.17          11,306.90
 4/30/2001      12,974.65          12,075.77
 5/31/2001      12,412.32          11,742.48
 6/30/2001      11,876.69          11,291.56
 7/31/2001      11,594.56          11,040.89
 8/31/2001      11,302.99          10,767.08
 9/30/2001      10,116.79           9,624.69
10/31/2001      10,444.29           9,894.18
11/30/2001      10,925.81          10,346.35
12/31/2001      11,177.39          10,479.81
 1/31/2002      10,698.55          10,031.28
 2/28/2002      10,793.70          10,103.50
 3/31/2002      11,351.81          10,652.12
 4/30/2002      11,270.56          10,721.36
 5/31/2002      11,299.90          10,838.23
 6/30/2002      10,772.68          10,370.01
 7/31/2002       9,595.66           9,358.94
 8/31/2002       9,534.13           9,359.87
 9/30/2002       8,394.93           8,367.73
10/31/2002       8,984.13           8,816.24
11/30/2002       9,469.99           9,240.30
12/31/2002       9,140.13           8,941.84
 1/31/2003       8,707.55           8,627.98
 2/28/2003       8,469.81           8,452.83
 3/31/2003       8,249.90           8,288.85
 4/30/2003       9,099.74           9,087.89
 5/31/2003       9,610.54           9,666.79
 6/30/2003       9,800.31           9,934.56
 7/31/2003      10,002.89          10,198.82
 8/31/2003      10,262.31          10,502.74
 9/30/2003      10,496.53          10,796.82
10/31/2003      11,045.19          11,496.45
11/30/2003      11,268.61          11,747.08
12/31/2003      12,097.96          12,643.38

Value on 12/31/03:
------------------
$12,098  International Opportunities Fund
$12,643  MSCI All Country World Free Ex. US Index

MORNINGSTAR
CATEGORY+:

..    Foreign Large Blend

MORNINGSTAR
RISK+:

..    Average (VL/VUL)
..    Above Average (VA)

MORNINGSTAR
RATING+:

..    ***(VL/VUL)
..    ***(VA)

TOP TEN HOLDINGS (as of December 31, 2003)

                                % of
                               Assets
                               ------
GlaxoSmithKline PLC             3.0%
Vodafone AirTouch PLC           2.7%
Total Fina SA                   2.6%
Royal Bank of Scotland Group    2.1%
Nestle SA                       2.0%
Koninklijke                     1.8%
BNP Paribas                     1.5%
Compass Group plc               1.4%
Adecco SA                       1.3%
Inco, Ltd.                      1.3%

AVERAGE ANNUAL TOTAL RETURNS*

                                                  MSCI All Country
                           Intl. Opportunities     World Free Ex.
                                  Fund                US Index
                           -------------------   -----------------
1 Year                            32.36%               41.40%
3 Years                           -5.06                -0.97
5 Years                           -0.83                 1.54
Since Inception (5/1/96)           2.51                 3.11

DIVERSIFICATION BY REGION AND COUNTRY(3)
(as of December 31, 2003)

                                    % of
                                   Assets
                                   ------
Europe (excluding U.K.)             38.5%
United Kingdom (U.K.)               21.1%
Japan                               16.0%
Emerging Markets                    12.2%
United States                        5.6%
Pacific Basin (excluding Japan)      3.7%
Other                                3.0%

DIVERSIFICATION BY REGION(4)
Developed Markets                     83%
Emerging Markets                      17%

* Total returns are for the period ended December 31, 2003. Returns represent past performance, assume reinvestment of all distributions and are not indicative of future performance. Investment returns and principal value of fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. There are special risks associated with international investing including currency fluctuations, political and economic instability, foreign taxation and different accounting standards, as outlined in the current prospectus. The performance of the fund on this page is reported net of Trust level charges (i.e. investment management fees and operating expenses). It does not reflect expense and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product prospectus. Performance would be lower if expenses and charges of the separate accounts and products were reflected.

+ Source: MorningStar, Inc. Data as of 12/31/03. VL represents Variable Life subaccounts, VUL represents Variable Universal Life subaccounts and VA represents Variable Annuity subaccounts Hancock VL/VUL subaccounts were rated against 367 VL/VUL subaccounts and 570 VA subaccounts in the Morningstar Foreign Large Blend category. This represents the Morningstar 3 year rating.

(3)  Calculations based upon country in which security is traded (listed).

(4)  Calculations based upon country in which security is domiciled.

STATEMENT OF ASSETS AND LIABILITIES
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

ASSETS
Long term investments at cost (including $16,314 of
   securities loaned (Note B)) .....................................   $103,565
Net unrealized appreciation on investments .........................     20,261
Short-term investments at value ....................................     18,586
                                                                       --------
      Total investments ............................................    142,412
Cash ...............................................................         38
Foreign currency at value (cost $989) ..............................        987
Receivable for:
   Dividends .......................................................        199
   Other assets ....................................................          7
                                                                       --------
Total assets .......................................................    143,643
                                                                       --------
LIABILITIES
Payables for:
   Fund shares purchased ...........................................        504
   Collateral for securities on loan ...............................     16,998
   Other liabilities ...............................................        176
                                                                       --------
Total liabilities ..................................................     17,678
                                                                       --------
Net assets .........................................................   $125,965
                                                                       ========
Shares of beneficial interest outstanding ..........................     12,787
                                                                       --------
Net asset value per share ..........................................   $   9.85
                                                                       ========
Composition of net assets:
   Capital paid-in .................................................   $154,114
   Accumulated net realized loss on investments,
      futures and foreign currency transactions ....................    (48,243)
   Net unrealized appreciation (depreciation) of:
      Investments ..................................................     20,261
      Translation of assets and liabilities in foreign
         currencies ................................................       (167)
                                                                       --------
Net assets .........................................................   $125,965
                                                                       ========

STATEMENT OF OPERATIONS
JOHN HANCOCK VARIABLE SERIES TRUST I

For the Year Ended December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

INVESTMENT INCOME
   Interest .........................................................   $    25
   Dividends ........................................................     2,093
   Securities lending ...............................................        78
                                                                        -------
Total investment income .............................................     2,196
                                                                        -------
EXPENSES
   Investment advisory fee ..........................................     1,136
   Auditors fees ....................................................        13
   Custodian fees ...................................................       265
   Legal fees .......................................................         6
   Printing & mailing fees ..........................................         9
   Trustees' fees ...................................................         3
   Other fees .......................................................        12
                                                                        -------
Total expenses ......................................................     1,444
   Less expenses reimbursed .........................................      (207)
                                                                        -------
Net expenses ........................................................     1,237
                                                                        -------
Net investment income ...............................................       959
                                                                        -------
REALIZED AND UNREALIZED GAIN (LOSS)
   Net realized gain (loss) on:
      Investments ...................................................    (5,347)
      Foreign currency transactions .................................       258
   Change in unrealized appreciation (depreciation) on:
      Investments ...................................................    35,626
      Translation of assets and liabilities in foreign
         currencies .................................................      (170)
                                                                        -------
Net realized and unrealized gain ....................................    30,367
                                                                        -------
Net increase in net assets resulting from operations ................   $31,326
                                                                        =======

See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

                                                                 Year Ended     Year Ended
                                                                December 31,   December 31,
                                                                    2003           2002
                                                                ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
From operations
   Net investment income ....................................     $    959       $    598
   Net realized loss ........................................       (5,089)       (24,371)
   Change in net unrealized appreciation ....................       35,456          3,191
                                                                  --------       --------
      Net increase (decrease) in net assets resulting
         from operations ....................................       31,326        (20,582)
Distributions to shareholders from:
   Net investment income ....................................       (1,556)          (592)
                                                                  --------       --------
      Decrease in net assets resulting from distributions ...       (1,556)          (592)
From fund share transactions:
   Proceeds from shares sold ................................      131,885        219,231
   Shares issued in reorganization ..........................                      24,706
   Distributions reinvested .................................        1,556            592
   Payment for shares redeemed ..............................     (124,524)      (219,668)
                                                                  --------       --------
      Increase in net assets from fund share transactions ...        8,917            155
                                                                  --------       --------
NET INCREASE IN NET ASSETS ..................................       38,687          3,687

NET ASSETS
   Beginning of Period ......................................       87,278         83,591
                                                                  --------       --------
   End of Period ............................................     $125,965       $ 87,278
                                                                  ========       ========
Analysis of fund share transactions:
   Sold .....................................................       16,865         28,860
   Reinvested ...............................................          188             69
   Redeemed .................................................      (15,816)       (26,366)
                                                                  --------       --------
Net increase in fund shares outstanding .....................        1,237          2,563
                                                                  ========       ========

See notes to financial statements.

FINANCIAL HIGHLIGHTS
JOHN HANCOCK VARIABLE SERIES TRUST I

--------------------------------------------------------------------------------
Selected data for each share of beneficial interest outstanding throughout the period indicated:

                                                                 International Opportunities Fund
                                                   -------------------------------------------------------------
                                                                     Year Ended December 31,
                                                   -------------------------------------------------------------
                                                     2003          2002         2001        2000(c)        1999
                                                   --------      -------      -------      --------      -------
Net Assets Value at Beginning of Period ........   $   7.56      $  9.30      $ 11.85      $  15.17      $ 12.21
Income from Investment Operations:
   Net Investment Income .......................       0.08         0.07         0.06          0.07         0.10
   Net Realized and Unrealized Gain (Loss) on
      Investments(a) ...........................       2.34        (1.75)       (2.53)        (2.57)        3.95
                                                   --------      -------      -------      --------      -------
   Total From Investment Operations ............       2.42        (1.68)       (2.47)        (2.50)        4.05
Less Distributions:
   Distribution from Net Investment Income .....      (0.13)       (0.06)       (0.05)        (0.06)       (0.11)
   Distribution from Net Realized Gains on
      Investments ..............................                                              (0.62)       (0.94)
   Distribution from Excess of Net Investment
      Income/Gains .............................                                              (0.05)       (0.04)
   Distribution from Capital Paid-in ...........                                (0.03)        (0.09)
                                                   --------      -------      -------      --------      -------
   Total Distributions .........................      (0.13)       (0.06)       (0.08)        (0.82)       (1.09)
                                                   --------      -------      -------      --------      -------
Net Assets Value at End of Period ..............   $   9.85      $  7.56      $  9.30      $  11.85      $ 15.17
                                                   ========      =======      =======      ========      =======
Total Investment Return(b) .....................      32.36%      (18.22)%     (20.93)%      (16.36)%(d)   34.01%
Ratios/Supplemental Data:
   Ratio of Operating Expenses to Average Net
      Assets ...................................       1.23%(e)     1.24%(e)     1.00%(e)      0.93%(e)     1.02%(e)
   Ratio of Net Investment Income to Average
      Net Assets................................       0.95%        0.69%        0.64%         0.47%        0.77%
   Portfolio Turnover Rate .....................      40.85%       78.14%(d)    33.31%        37.92%(d)    34.02%
Net Assets End of Period (000s Omitted) ........   $125,965      $87,278      $83,591      $120,034      $79,794

(a) The amount shown at this caption for each share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the shares in relation to the fluctuating market values of the portfolio.

(b) The performance does not reflect expenses and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product's prospectus.

(c) The Fund entered into a new sub-advisory agreement with T. Rowe Price Associates, Inc. during the period shown.

(d)  Excludes merger activity.

(e) Expense ratio is net of expense reimbursements. Had such reimbursements not been made the expense ratio would have been 1.44%, 1.55%, 1.16%, 1.09%, and 1.15%, for the years ended December 31, 2003, 2002, 2001, 2000, and 1999, respectively.

SCHEDULE OF INVESTMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
INTERNATIONAL OPPORTUNITIES FUND

                                                                         Market
               Name of Issuer                                  Shares    Value
               --------------                                  ------   -------
                                                                        (000's)
COMMON STOCK

Australia - 0.8%
   Broken Hill Proprietary Co., Ltd. * (BF) ...............    82,482   $   757
   Coles Myer, Ltd. * (JF) ................................    38,000       216
                                                                        -------
                                                                            973

Belgium - 0.6%
   DEXIA * (JP) ...........................................    29,450       507
   Fortis * (JR) ..........................................     5,110       103
   UCB SA * (JO) ..........................................     3,008       113
                                                                        -------
                                                                            723

Canada - 2.9%
   Alcan Aluminum, Ltd. (BF) ..............................    18,632       873
   Bank Nova Scotia Halifax - Bills * (FD) ................     9,800       499
   Inco, Ltd. * (BF) ......................................    39,100     1,563
   Royal Bank of Canada (JP) ..............................    16,280       778
                                                                        -------
                                                                          3,713

Denmark - 0.5%
   Novo Nordisk AS (JO) ...................................    16,980       691

Finland - 1.2%
   Nokia Oyj * (JW) .......................................    86,112     1,487

France - 13.3%
   AXA * (JR) .............................................    29,300       626
   BNP Paribas * (JP) .....................................    28,802     1,812
   Caisse National Credit Agricole (JP) ...................    34,309       818
   CIE De St. Gobain * (BI) ...............................    11,972       585
   France Telecom * (J1) ..................................    37,300     1,065
   Groupe Danone * (JH) ...................................       950       155
   Hermes International * (BY) ............................     4,125       797
   L'Oreal SA * (JK) ......................................     6,364       521
   Lafarge SA * (BD) ......................................       970        86
   LVMH * (Louis Vuitton Moet Hennessy)(BY) ...............    10,612       772
   Pinault-Printemps-Redoute SA * (JD) . ..................     1,733       167
   Renault (BV) ...........................................     2,331       161
   Rhone-Poulenc SA * (JO) ................................    13,081       864
   Sanofi-Synthelabo SA * (JO) ............................    20,009     1,505
   Schneider SA * (BK) ....................................    10,780       705
   Societe Generale - Cl. A * (JP) ........................     4,102       362
   Societe Television Francaise (JA) ......................    35,756     1,247
   Sodexho Alliance SA * (BZ) .............................    19,034       573
   STMicroelectronics * (JO) ..............................    11,756       318
   Thomson Multimedia * (JY) ..............................    12,500       266
   Total Fina SA - Cl. B * (BB) ...........................    17,353     3,223
   Vivendi Universal SA * (JA) ............................     6,713       163
                                                                        -------
                                                                         16,791

Germany - 2.0%
   Allianz AG * (JR) ......................................     2,728       344
   Bayer AG * (JL) ........................................     3,915       115
   Bayerische Vereinsbank AG * (JP) .......................     8,572       198
   Deutsche Bank AG * (JP) ................................     8,835       731
   E.On AG (J3) ...........................................     3,545       231
   Gehe AG * (JM) .........................................     4,373   $   212
   Hypo Real Estate (JP) ..................................     2,143        53
   Rhoen-Klinikum AG * (JM) ...............................     2,759       155
   SAP AG * (JV) ..........................................     1,660       279
   Siemens AG * (BL) ......................................     1,952       156
                                                                        -------
                                                                          2,474

Hong Kong - 1.7%
   Cheung Kong Holdings, Ltd. * (JS) ......................    37,000       293
   China Life Insurance Co., Ltd. * (JR) ..................   311,000       254
   China Telecom, Ltd. * (J2) .............................   223,000       684
   Hong Kong & China Gas Co., Ltd. (J4) ...................   126,000       192
   HSBC Holdings plc (JP) .................................    14,800       234
   Sun Hung Kai Properties, Ltd. * (JS) ...................    52,000       429
                                                                        -------
                                                                          2,086

Hungary - 0.5%
   Gedeon Richter * (JO) ..................................     5,680       668

India - 2.6%
   HDFC Bank Ltd. * (JP) ..................................    68,000       548
   Hindustan Lever Ltd. (JJ) ..............................   168,940       760
   Infosys Technologies, Ltd. * (JU) ......................     3,954       484
   Maruti Udyog (BO) ......................................    96,000       794
   Zee Telefilms Ltd. (JA) ................................   212,600       701
                                                                        -------
                                                                          3,287

Italy - 4.3%
   Alleanza Assicurazioni * (JR) ..........................    49,920       546
   Banca Intesa SpA (JP) ..................................    60,327       236
   BCP Pop Veron (JP) .....................................    13,000       220
   ENI * (BB) .............................................    71,172     1,342
   Mediaset SpA * (JA) ....................................    17,601       209
   Mediolanum SpA * (JQ) ..................................    22,795       179
   Telecom Italia (J1) ....................................   316,563       772
   Telecom Italia Mobile SpA (J2) .........................   115,070       625
   UniCredito Italiano SpA * (JP) .........................   233,893     1,261
                                                                        -------
                                                                          5,390

Japan - 15.7%
   Canon, Inc. * (JZ) .....................................    13,000       605
   Credit Saison Co., Ltd. (JQ) ...........................    14,900       337
   Dai-Nippon Printng Co., Ltd. (BO) ......................    17,000       239
   Daito Trust Construction Co., Ltd. (BJ) ................    11,100       329
   Daiwa House Industry Co., Ltd. (BW) ....................    36,000       383
   Daiwa Securities Group, Inc. (JQ) ......................    70,000       476
   Denso Corp. (BU) .......................................    13,200       260
   Fanuc, Ltd. * (BM) .....................................     3,500       210
   Fuji Television Network, Inc. (JA) .....................        44       238
   Fujisawa Pharmeceutical Co., Ltd. * (JO) ...............    18,100       386
   Funai Electric Co. (JY) ................................     2,700       371
   Honda Motor Co. * (BV) .................................    14,900       662
   Hoya Corp. * (JY) ......................................     2,500       230
   Japan Telecom Co. * (J1) ...............................       264       707

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
INTERNATIONAL OPPORTUNITIES FUND

                                                                         Market
                    Name of Issuer                             Shares    Value
                    --------------                            -------   -------
                                                                        (000's)
COMMON STOCK - Continued

Japan - Continued
   Keyence Corp. (JY) .....................................     1,300   $   274
   Kirin Brewery Co. * (JG) ...............................    25,000       213
   Kyocera Corp. * (JY) ...................................     2,600       173
   Marui Co., Ltd. * (JD) .................................    29,500       372
   Mitsubishi Corp. (BN) ..................................    34,000       360
   Mitsubishi Estate Co., Ltd. * (JS) .....................    49,000       465
   Mitsubishi Heavy Industries, Ltd. * (BM) ...............    54,000       150
   Mitsui Fudosan Co., Ltd. * (JS) ........................    95,000       858
   Mitsui Trust Holdings (JP) .............................    53,000       296
   NEC Corp. * (JX) .......................................    13,000        96
   Nippon Telegraph & Telephone Corp. * (J1) ..............        66       318
   Nissan Motor Acceptance Corp. (BV) . ...................    23,300       266
   Nomura Securities Co., Ltd. * (JQ) .....................    78,000     1,329
   NTT Mobile Communications Network,  Inc. * (J2).........       328       744
   Oji Paper Co. (BG) .....................................    36,000       233
   Oki Electric Industry Co. * (J1) .......................    39,000       153
   Orix Corp. * (JQ) ......................................     1,700       141
   Rohm Co., Ltd. * (J0) ..................................     4,900       574
   Secom Co. * (BO) .......................................    26,500       989
   Sekisui House, Ltd. * (BW) .............................    32,000       331
   Seven-Eleven Japan * (JF) ..............................    26,000       789
   Shin-Etsu Chemical Co. * (BC) ..........................     7,900       323
   SMC Corp. * (BM) .......................................     2,900       361
   Sony Corp. * (JY) ......................................     6,600       229
   Sumitomo Corp. * (BO) ..................................    16,000       119
   Sumitomo Metal Industries (BF) .........................   270,000       267
   Sumitomo Mitsui GR (JP) ................................       127       677
   Suzuki Motor Corp. * (BV) ..............................    22,000       326
   Takeda Chemical Industries * (BC) ......................     3,900       155
   Teijin, Ltd. (BC) ......................................    71,000       209
   Toyoda Gosei (BU) ......................................     7,100       205
   Toyota Motor Corp. * (BV) ..............................    16,200       547
   UFJ Holdings, Inc. * (JP) ..............................       157       755
   Uniden Corp. * (JW) ....................................    16,000       294
   Yamanouchi Pharmaceutical Co., Ltd. *  (JO).............    18,400       572
   Yamato Transport Co., Ltd. (BP) ........................    17,000       200
                                                                        -------
                                                                         19,796

Luxembourg - 0.0%
   Society Europeenne des Satellites (JA)..................     3,830        39

Malaysia - 1.2%
   Astro All Asia Net * (JA) ..............................   269,000       313
   Magnum Corp. Berhad * (BZ) .............................   848,700       621
   Resorts World Berhad * (BZ) ............................   218,800       581
                                                                        -------
                                                                          1,515

Mexico - 1.2%
   Cifra SA de CV - Ser. V * (JD) .........................   195,100       556
   Fomento Economico Mexicano SA de  CV * (JG) ............    91,500       338
   GF BBVA Bancomer - Ser. B (JP) .........................   708,000   $   605
                                                                        -------
                                                                          1,499

Netherlands - 4.4%
   Akzo Nobel NV * (BC) ...................................     1,250        48
   ASM Lithography Holding NV (J0) ........................    31,890       632
   Elsevier NV * (JA) .....................................    19,940       248
   Fortis * (JR) ..........................................     8,410       169
   ING Groep NV (JQ) ......................................    51,650     1,203
   Koninklijke * (Royal) Philips
     Electronics NV (JY) ..................................    37,381     1,090
   Koninklijke KPN NV * (JY) ..............................    82,400       635
   Koninklijke Numica NV * (JY) ...........................    19,315       533
   Royal Dutch Petroleum Co. * (BB) .......................     7,020       370
   VNU NV * (JA) ..........................................    10,457       330
   Wolters Kluwer NV * (JA) ...............................    15,295       239
                                                                        -------
                                                                          5,497

Norway - 0.3%
   Orkla ASA * (JH) .......................................    16,850       377
Singapore - 0.7%
   Mobile One * (J1) ......................................   197,000       174
   United Overseas Bank, Ltd. * (JP) ......................    96,072       747
                                                                        -------
                                                                            921

South Africa - 1.0%
   Anglo American plc * (BF) ..............................    28,900       618
   Impala Platinum Holdings, Ltd. (BF) ....................     3,220       279
   Sanlam, Ltd. (JR) ......................................   245,170       322
                                                                        -------
                                                                          1,219

South Korea - 1.6%
   Samsung Electronics * (JY) .............................     2,960     1,121
   SK Telecom Co., Ltd. * (J2) ............................     5,600       935
                                                                        -------
                                                                          2,056

Spain - 3.1%
   Antena 3 TV * (JA) .....................................       138         6
   Banco Bilbao Vizcaya SA * (JP) .........................    61,710       852
   Banco Santander Central Hispano SA *  (JP) .............    66,720       789
   Endesa SA * (J3) .......................................    27,112       521
   Gas Natural SDG SA * (J4) ..............................    18,110       423
   Inditex (JE) ...........................................    22,500       457
   Repsol SA * (BB) .......................................    10,841       211
   Telefonica SA * (J1) ...................................    40,912       600
                                                                        -------
                                                                          3,859

Sweden - 2.5%
   Electrolux AB - Ser. B * (BW) ..........................    20,910       459
   Hennes & Mauritz AB * (JE) .............................    28,920       688
   Nordic Baltic Holding AB (JP) ..........................    50,920       382
   Sandvik AB (BM) ........................................     3,220       111
   Securitas AB * (BO) ....................................    96,328     1,299

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
INTERNATIONAL OPPORTUNITIES FUND

                                                                        Market
                      Name of Issuer                        Shares       Value
                      --------------                      ----------    -------
                                                                        (000's)
COMMON STOCK - Continued
Sweden - Continued
   Telefonaktiebolaget LM Ericsson AB (JW) ............      120,435   $    216
                                                                       --------
                                                                          3,155

Switzerland - 5.7%
   Adecco SA * (BO) ...................................       25,900      1,664
   Credit Suisse Group * (JP) .........................       23,500        860
   Nestle SA * (JH) ...................................        9,715      2,426
   Roche Holdings AG * (JO) ...........................        6,300        635
   UBS AG * (JP) ......................................       22,566      1,545
                                                                       --------
                                                                          7,130

Taiwan - 1.8%
   Advantech Co., Ltd. (JY) ...........................      363,361        626
   China Trust Finance (JP) ...........................      622,680        626
   Media Tekin Corp. (J0) .............................       52,150        490
   Taiwan Semiconductor * (J0) ........................      300,700        562
                                                                       --------
                                                                          2,304

Thailand - 1.9%
   Bangkok Bank * (JP) ................................      378,400      1,041
   Siam Commercial Bank * (JP) ........................      129,000        179
   Siam Commercial Bank Public Co. * (JP) .............      857,000      1,200
                                                                       --------
                                                                          2,420

United Kingdom - 20.8%
   Abbey National First Capital BV (JP) ...............       20,668        196
   AstraZeneca Group plc * (JO) .......................       25,738      1,231
   Autonomy Corp. plc * (JV) ..........................        7,832         33
   BG Group plc * (BB) ................................       41,973        215
   BP Amoco plc (BB) ..................................       75,367        609
   British Sky Broadcast plc (JA) .....................       18,063        227
   Cadbury Schweppes plc * (JH) .......................       38,846        284
   Capita Group plc (FB) ..............................       24,100        105
   Carnival plc (BZ) ..................................        4,948        199
   Celltech Group plc * (JN) ..........................       21,612        146
   Centrica plc (J4) ..................................      102,400        386
   Compass Group plc * (BZ) ...........................      255,530      1,733
   David S. Smith Holdings PLC (BE) ...................       20,240         59
   Diageo plc * (JG) ..................................       54,307        713
   Electrocomponents plc * (JY) .......................       82,780        480
   Friends Provident plc * (BL) .......................       24,490         58
   Gazprom Oao * (BB) .................................        1,000         26
   GKN * (BU) .........................................        6,800         32
   GlaxoSmithKline plc * (JO) .........................      162,381      3,710
   Granada Compass plc * (JA) .........................       31,250         68
   Hays plc * (BO) ....................................      149,431        320
   Hilton Group plc * (BZ) ............................       22,000         88
   Kesa Electricals (JE) ..............................       28,166        129
   Kingfisher * (JE) ..................................      276,453      1,374
   Reckitt Benckiser * (JJ) ...........................        7,616        172
   Reed International plc (JA) ........................      111,935        934
   Rio Tinto plc * (BF) ...............................       56,255      1,549
   Royal Bank of Scotland Group * (JP) ................       89,256   $  2,623
   Shell Transport & Trading Co. plc * (BB) ...........      161,736      1,200
   Standard Chartered plc * (JP) ......................       20,800        343
   Tesco plc * (JF) ...................................      234,930      1,081
   Tomkins plc (BL) ...................................      101,626        485
   Unilever plc * (JK) ................................       83,368        775
   United Business Media (JA) .........................       16,593        145
   Vodafone AirTouch plc (J2) .........................    1,347,214      3,331
   Woolworths Group * (BL) ............................       59,828         47
   WPP Group plc * (JA) ...............................      106,830      1,046
                                                                       --------
                                                                         26,152

United States - 5.5%
   America Movil SA de CV - ADR Ser. L (J2) ...........       18,600        508
   Check Point Software Technologies, Ltd. * (JT)... ..       11,675        196
   Companhia De Bebidas ADR (JG) ......................       27,300        696
   Companhia Vale do Rio Doce - ADR (BF) ..............       11,469        591
   Compania Brasileira de Distribuicao
      Grupo Pao de Acucar - ADR (JF) ..................       11,200        282
   Embraer - Empresa Brasileira de
      Aeronautica SA * (BH) ...........................       18,394        644
   Lukoil Holding - ADR * (BB) ........................        7,110        661
   Mobile Systems - ADR * (J2) ........................        5,600        464
   Petroleo Brasileiro SA - ADR (BB) ..................       31,592        837
   POSCO - ADR (BF) ...................................       15,799        537
   Telefonica SA * (J1) ...............................        6,725        297
   Teva Pharmaceutical Industries, Ltd. -
      ADR * (JO) ......................................        3,490        198
   Turkcell Iletisim Hizmetleri AS - ADR (J2) .........       23,200        616
   Yukos Corp. - ADR * (BB) ...........................       10,283        432
                                                                       --------
                                                                          6,959
                                                                       --------
         TOTAL COMMON STOCK- ..........................         97.8%   123,181

PREFERRED STOCK

Australia - 0.5%
   News Corp., Ltd. (JA) ..............................       85,749        645
                                                                       --------
         TOTAL PREFERRED STOCK- .......................          0.5%       645

INVESTMENT COMPANIES HELD AS COLLATERAL ON LOANED
   SECURITIES - 13.5%
   State Street Navigator Securities
      Lending Portfolio ...............................   $   16,998   $ 16,998

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
INTERNATIONAL OPPORTUNITIES FUND

                                                               Par      Market
                      Name of Issuer                          Value      Value
                      --------------                         -------   --------
                                                             (000's)    (000's)

SHORT-TERM INVESTMENTS

   Investment in joint trading account
      (Note B) - 1.1%
      1.061% due 01/02/04 ...............................    $1,336    $  1,336
   Euro Time Deposit - 0.2%
      1.75% due 01/02/04 ................................       200         252
                                                                       --------
            TOTAL SHORT-TERM INVESTMENTS- ...............       1.3%      1,588
                                                             ------    --------
            TOTAL INVESTMENTS- ..........................     113.1%    142,412
         Payables, less cash and receivables- ...........     (13.1)%   (16,447)
                                                             ------    --------
            NET ASSETS- .................................     100.0%   $125,965
                                                             ======    ========

* Non-income producing security.

ADR-American Depository Receipt

See notes to financial statements.

SUMMARY OF LONG-TERM SECURITIES BY INDUSTRY (UNAUDITED)

                                                                        % of
                                             Industry      Market     Long-Term
             Industry                      Abbreviation     Value    Investments
             --------                      ------------    -------   -----------
                                                           (000's)
Banks ..................................        JP        $ 21,971      17.7%
Pharmaceuticals ........................        JO          10,574       8.5%
Oil & Gas ..............................        BB           9,125       7.4%
Wireless Telecommunications Services ...        J2           7,907       6.4%
Metals & Mining ........................        BF           7,034       5.7%
Media ..................................        JA           6,797       5.5%
Electronic Equipment & Instruments .....        JY           6,028       4.9%
Commercial Services & Supplies .........        BO           5,425       4.4%
Diversified Telecommunication Services .        J1           4,087       3.3%
Hotels Restaurants & Leisure ...........        BZ           3,796       3.1%
Diversified Financials .................        JQ           3,665       3.0%
Food Products ..........................        JH           3,242       2.6%
Specialty Retail .......................        JE           2,648       2.1%
Semiconductor Equipment & Products .....        J0           2,577       2.1%
Food & Drug Retailing ..................        JF           2,368       1.9%
Insurance ..............................        JR           2,365       1.9%
Real Estate Investment Trust ...........        JS           2,045       1.6%
Communications Equipment ...............        JW           1,997       1.6%
Automobiles ............................        BV           1,962       1.6%
Beverages ..............................        JG           1,960       1.6%
Textiles & Apparel .....................        BY           1,569       1.3%
Personal Products ......................        JK           1,296       1.0%
Household Durables .....................        BW           1,173       0.9%
Multiline Retail .......................        JD           1,095       0.9%
Gas Utilities ..........................        J4           1,001       0.8%
Household Products .....................        JJ             932       0.7%
Machinery ..............................        BM             832       0.7%
Electric Utilities .....................        J3             752       0.6%
Industrial Conglomerates ...............        BL             746       0.6%
Chemicals ..............................        BC        $    734       0.6%
Electrical Equipment ...................        BK             705       0.6%
Aerospace & Defense ....................        BH             644       0.5%
Office Electronics .....................        JZ             605       0.5%
Building Products ......................        BI             585       0.5%
Auto Components ........................        BU             497       0.4%
IT Consulting & Services ...............        JU             483       0.4%
Health Care Providers & Services .......        JM             367       0.3%
Trading Companies & Distributors .......        BN             360       0.3%
Construction & Engineering .............        BJ             329       0.3%
Software ...............................        JV             312       0.2%
Paper & Forest Products ................        BG             233       0.2%
Air Freight & Couriers .................        BP             200       0.2%
Internet Software & Services ...........        JT             196       0.1%
Biotechnology ..........................        JN             146       0.1%
Health Care Equipment & Supplies .......        JL             115       0.1%
Finance ................................        FB             105       0.1%
Computers & Peripherals ................        JX              96       0.1%
Construction Materials .................        BD        $     86       0.1%
Containers & Packaging .................        BE              59       0.0%
                                                          --------     -----
                                                          $123,826     100.0%
                                                          ========     =====

NOTES TO FINANCIAL STATEMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE A--ORGANIZATION

     John Hancock International Opportunities Fund (the "Fund") is a diversified series of John Hancock Variable Series Trust I (the "Trust"), an open-end investment management company registered under the Investment Company Act of 1940. The Trust is organized as a Massachusetts business trust and consists of thirty different funds as of December 31, 2003. The results of this Fund are included in this report. The results of the other Funds in the Trust are presented under separate cover. The Trust may add or delete Funds in the future to accommodate various investment objectives. The Trust has issued shares of beneficial interest exclusively to John Hancock Variable Life Account U ("JHVLAU"), John Hancock Variable Life Account V ("JHVLAV"), John Hancock Variable Life Account S ("JHVLAS"), and John Hancock Variable Annuity Account I ("JHVAAI") to fund policies and contracts issued by the John Hancock Variable Life Insurance Company ("JHVLICO"), and to John Hancock Variable Annuity Account U ("JHVAAU"), John Hancock Variable Annuity Account V ("JHVAAV"), John Hancock Variable Life Account UV ("JHVLAUV"), John Hancock Variable Annuity Account H ("JHVAAH"), and John Hancock Variable Annuity Account JF ("JHVAAJF") to fund contracts and policies issued by John Hancock Life Insurance Company ("John Hancock" or "JHLICO"), to John Hancock Variable Life Account PPM-1 ("PPM-1"), and to John Hancock Variable Life Account PPM-2 ("PPM-2").

NOTE B--ACCOUNTING POLICIES

     Valuation of investments: Investments in securities traded on national securities exchanges in the United States or on equivalent foreign exchanges are normally valued at the last quoted sales price on such exchanges as of the close of business on the date of which assets are valued. Securities traded in the over-the-counter market and securities traded with no sales on the day of valuation are normally valued at their last available bid price. All Fund securities initially expressed in terms of foreign currencies have been translated into U.S. Dollars as described in "Currency Translation" below.

     Short-term investments, with a maturity not to exceed 60 days, are valued at amortized cost, which approximates market value.

     Fair value pricing, determined in good faith by the Board of Trustees, may be used by the Fund when current market values are unavailable or when an event occurs after the close of the exchange on which the Fund's portfolio securities are principally traded that is likely to have changed the value of the securities. The use of fair value pricing by the Fund may cause the net asset value of its shares to differ significantly from the net asset value that would be calculated using current market values. Securities for which prices are not available from an independent pricing service, but where an active market exists, are valued using market quotations obtained from one or more dealers that make markets in the securities.

     Investment security transactions are recorded on the date of purchase or sale.

     Repurchase agreements: The Fund may enter into repurchase agreements which are contracts under which the Fund would acquire a security for a relatively short period (usually not more than 7 days) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund's cost plus interest). The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and with "primary dealers" in United States Government Securities. The underlying securities, which represent the collateral of the agreement, must be marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. The Fund will not invest more than 10% of its net assets in repurchase agreements maturing in more than 7 days.

     Joint trading account: Pursuant to an exemptive order issued by the Securities and Exchange Commission, the order permits the Fund to pool daily uninvested cash balances into a joint account for the purpose of investing the cash balances in short-term repurchase agreements, commercial paper and other short-term investments which in no event will have a maturity in excess of 7 days. Joint account holdings as of December 31, 2003 are as follows:

Name of Issuer                                     Market Value
--------------                                     ------------
Alpine Securitization Corp., 1.12%, due 01/07/04      $29,995
Alpine Securitization Corp., 1.12%, due 01/06/04       19,998
Barclays US Fund, 1.10%, due 01/05/04                  29,997

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

Name of Issuer                                       Market Value
--------------                                       ------------
Cargill Asia Pacific, 1.06%, due 01/02/04              $ 20,000
Cargill Asia Pacific, 1.05%, due 01/02/04                25,000
Danske Corp., 1.07%, due 01/05/04                        49,996
Greenwich CPL Holding Funding, 0.95%, due 01/02/04       17,654
Merrill Lynch & Co., Inc., 1.04%, due 01/05/04           18,838
Merrill Lynch & Co., Inc., 1.05%, due 01/06/04           31,156
Mortgage Int. Networking, 0.98%, due 01/02/04            50,000
Three Pillars Funding Corp., 1.08%, due 01/06/04         49,994
UBS Finance LLC, 1.02%, due 01/02/04                      3,917
UBS Finance LLC, 1.05%, due 01/02/04                      4,088
UBS Finance LLC, 0.96%, due 01/02/04                     35,000
                                                       --------
   Joint Trading Account Totals                        $385,633
                                                       ========

     Currency translation: All assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars based on London currency exchange quotations as of 5:00 p.m., London time, on the date of any determination of the net asset value of the Fund. Unrealized exchange adjustments are included in unrealized appreciation (depreciation) of investments. Transactions affecting statement of operations accounts and net realized gain (loss) on investments are translated at the rates prevailing at the dates of transactions.

     The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses from investments.

     Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward foreign currency contracts, disposition of foreign currencies, currency gains and losses realized between trade and settlement dates of security transactions, and the difference between the amounts of net investment income accrued and the U.S. dollar amount actually received. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities, resulting from changes in the exchange rate.

     Expenses: Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributed to the Fund are allocated on the basis of relative net assets of the Fund.

     Bank borrowings: The Fund is permitted to have bank borrowings for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. The Fund has entered into syndicated line of credit agreements with State Street Bank and Trust Company ("SSBT"), the Trust's record keeper and custodian and the Bank of New York. These agreements enable the Fund to participate in an unsecured line of credit, which permits borrowings up to $125 and $75 million, respectively. Interest is charged to the Fund, based on its borrowing. In addition, a commitment fee is charged to the Fund based on the average daily unused portion of the line of credit and is allocated among the participating Funds in the Trust. Interest expense paid under the line of credit is included under the caption "Other fees" in the Statement of Operations.

     The Fund had borrowings under the line of credit during the year ended December 31, 2003 as follows:

 Average Daily Loan Balance
During the Period for which   Weighted Average
   Loans were Outstanding       Interest Rate    Interest Expense
---------------------------   ----------------   ----------------
            $588                    1.66%               $1

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     Securities lending: The Fund has entered into an agreement with SSBT to lend its securities to certain qualified brokers who pay the Fund's negotiated lender fees. This loan is collateralized at all times with cash or securities with a market value at least equal to the market value of the securities on loan. Cash collateral is invested in a short-term instrument. As with other extensions of credit, the Fund may bear the risk of delay of the loaned securities in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. At December 31, 2003, the market value of the securities loaned and the market value of the collateral for the Fund was as follows:

Value of Securities Loaned   Value of Collateral
--------------------------   -------------------
          $16,314                  $16,998

     Forward foreign currency contracts: The Fund may use forward foreign currency contracts to facilitate transactions in foreign securities and to manage the Fund's currency exposure. Contracts to buy generally are used to acquire exposure to foreign currencies, while contracts to sell are used to hedge the Fund's investments against currency fluctuations. Neither type of forward foreign currency transaction will eliminate fluctuations in the prices of the Fund's securities or prevent loss if the price of such securities should decline. The U.S. dollar value of a forward foreign currency contract is determined using forward exchange rates supplied by a quotation service. Realized gain (loss) on the purchases and sales of forward foreign currency contracts is recognized on settlement date. At December 31, 2003, the Fund had no open forward foreign currency contracts.

     Federal income taxes: The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income tax provision is required.

     As of December 31, 2003, the Fund had approximate net tax basis capital loss carryforwards, which may be applied against any net taxable gains, as follows: $266, $2,070, $2,540, $9,656, $12,511 and $11,857 which expire in 2006,
2007, 2008, 2009, 2010 and 2011, respectively.

     Certain of the above losses may be limited under sections 382 - 384 of the Internal Revenue Code, as amended.

     In addition, from the period November 1, 2003 through December 31, 2003, the Fund incurred no net realized capital losses.

     Dividends, Interest and Distributions: Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Dividend income for the Fund is shown net of foreign taxes withheld of $260. Realized gains and losses from security transactions are determined on the basis of identified cost.

     Dividends of net investment income will be declared and distributed monthly by the Fund. The Fund will distribute all of its net realized capital gains annually, at the end of its fiscal year.

     Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

     On February 5, 2003, the Board of Trustees of the Trust renewed its Investment Advisory Agreement with John Hancock. For its services, John Hancock receives monthly compensation at the following rate on an annual bais of the Fund's net assets:

                        Between
                    $20 Million and    Excess Over
First $20 Million     $50 Million      $50 Million
-----------------   ---------------   ------------
      1.30%              1.15%           1.05%

     In the event that normal operating expenses of the Fund, exclusive of investment advisory fees, taxes, interest, brokerage commissions and extraordinary expenses, shall exceed 0.10% of the Fund's daily net asset value, John Hancock and JHVLICO will reimburse the Fund for such excess. Accordingly, for the year ended December 31, 2003, the reimbursements paid from John Hancock and JHVLICO were $207 to the Fund.

     John Hancock has entered into a Sub-Advisory Agreement with T. Rowe Price International, Inc., with respect to the Fund. T. Rowe Price International, Inc. is an affiliate of John Hancock, and under its supervision, is responsible for the day-to-day investment management of the Fund.

     Signator Investors, Inc., a wholly owned subsidiary of John Hancock is the principal underwriter and transfer agent of the Trust. Certain officers and trustees of the Trust are officers and directors of JHVLICO, JHVLAU, JHVLAV, JHVLAS, JHVAAI, JHVLAUV, JHVAAV, JHVAAU, JHVAAH, JHVAAJF, PPM-1, and PPM-2, and some are also officers of John Hancock. Fees for independent trustees are paid by the Trust.

NOTE D--INVESTMENT TRANSACTIONS

     Purchases and proceeds from sales and maturities of investments, excluding short-term securities and obligations of the U.S. government, for the Fund for the year ended December 31, 2003 were as follows:

Purchases   Sales and Maturities
---------   --------------------
 $51,216           $39,599

     The identified cost of investments owned by the Fund (including earned discount on corporate short-term notes, commercial paper and collateral for securities lending) and their respective gross unrealized appreciation and depreciation for Federal income tax purposes at December 31, 2003 were as follows:

Identified    Unrealized     Unrealized    Net Unrealized
   Cost      Appreciation   Depreciation    Appreciation
----------   ------------   ------------   --------------
 $131,494       $13,496       $(2,579)         $10,917

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE D--INVESTMENT TRANSACTIONS--Continued

     Distribution of Income and Gains: Distributions of net investment income, if any, are made at least annually. Net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed, and, therefore, will be distributed to shareholders at least annually. Earnings and profits distributed to shareholders on redemption of fund shares may be utilized by the Fund, to the extent permissible, as part of the Fund's dividends-paid deduction on its federal income tax returns.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations, which may differ from accounting principles generally accepted in the United States of America. As a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. These differences primarily relate to certain securities sold at a loss and sales of certain foreign currency denominated debt securities. Additionally, as a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the fund.

     At December 31, 2003, the Fund's components of distributable earnings on a tax basis were as follows:

Undistributed   Undistributed
  Ordinary      Net Long-Term    Capital Loss   Net Unrealized
   Income        Capital Gain   Carryforwards    Appreciation
-------------   -------------   -------------   --------------
     $--              $--          $38,900          $10,917

     In addition, the tax character of distributions paid by the Fund are summarized as follows:

       Distributions from     Distributions from
Year     Ordinary Income    Long-Term Capital Gain   Return of Capital
----   -----------------    ----------------------   -----------------
2003         $1,514                  $--                    $42
2002            592                   --                     --

NOTE E--COMBINATION

     On August 20, 2002, the Board of Trustees of the John Hancock Variable Series Trust I, including all of its independent Trustees, approved an amended plan to combine the International Opportunities B Fund. ("Acquired Fund") into the International Opportunities Fund ("Acquiring Fund").

     The amended plan does not require a shareholder vote to approve the combination, in compliance with recent changes to rules of the SEC, because (a) the fundamental investment restrictions of the Acquiring Fund are substantially identical to the fundamental investment restrictions of the Acquired Fund, (b) there are no material differences between the investment management agreements (and sub-investment management agreements) of the Acquired Fund and the Acquiring Fund, and (c) the Board of Trustees includes a majority of independent Trustees who were elected by

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE E--COMBINATION--Continued

shareholders of the Acquired Fund. The combination of the Acquired Fund into the Acquiring Fund took place at the close of business on September 13, 2002.

     This combination provides for the transfer of substantially all of the assets and liabilities of the target fund to the acquiring fund in exchange solely for the fund shares of the acquiring fund. This acquisition was accounted for as tax-free exchange as follows:

                          Trust Shares                   Target Fund    Acquiring Fund       Acquiring Fund
    Acquiring Fund          Issued by     Target Fund    Unrealized    Net Assets Prior   Aggregate Net Assets
   vs. Target Fund       Acquiring Fund    Net Assets   Depreciation    to Combination      After Combination
----------------------   --------------   -----------   ------------   ----------------   --------------------
VST International
Opportunities vs. VST
International Opportu-
nites B (formerly,
International Equity)         3,278         $24,706        $(5,332)         $71,914              $96,620

NOTE F--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)

     The Board of Trustees of the Trust is responsible for overall management of the Trust. The Board may exercise all powers of the Trust, except those powers which are conferred solely upon or reserved to the shareholders. The Trust's Statement of Additional Information (SAI) includes additional information about the Trustees and is available without charge, upon request, by calling toll-free at 1-800-576-2227.

     The following table provides information about the members of the Board of Trustees and the officers of the Trust:

                             Disinterested Trustees

                                          Positions Held               Principal Occupation(s)
Name, Address and Age                       With Trust                 During Past Five Years
--------------------------------   ----------------------------   -----------------------------------
Elizabeth G. Cook (age 66)                      Trustee           Expressive Arts Therapist, Dana-
c/o John Hancock Variable Series                                  Farber Cancer Institute; President,
Trust I                                                           The Advertising Club of Greater
John Hancock Place                                                Boston
Boston, Massachusetts 02117

Diane C. Kessler (age 57)                       Trustee           Executive Director, Massachusetts
c/o John Hancock Variable Series                                  Council of Churches
Trust I
John Hancock Place
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE F--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

                       Disinterested Trustees--Continued

                                          Positions Held               Principal Occupation(s)
Name, Address and Age                       With Trust                 During Past Five Years
--------------------------------   ----------------------------   -----------------------------------
Robert Verdonck (age 58)                       Trustee            President and Chief
c/o John Hancock Variable Series                                  Executive Officer, East Boston
Trust I                                                           Savings Bank
John Hancock Place
Boston, Massachusetts 02117

Hassell H. McClellan (age 58)                  Trustee            Associate Professor and Graduate
c/o John Hancock Variable Series                                  Dean, The Graduate School of the
Trust I                                                           Wallace G. Carroll School of
John Hancock Place                                                Management, Boston College
Boston, Massachusetts 02117

          Trustees Affiliated with the Trust and Officers of the Trust

                                          Positions Held               Principal Occupation(s)
Name, Address and Age                      With Trust                  During Past Five Years
--------------------------------   ----------------------------   -----------------------------------
Michele G. Van Leer* (age 46)        Chairman and Trustee         Senior Vice President, Product
John Hancock Place                                                Management, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company; Vice Chairman,
                                                                  President & Director, John Hancock
                                                                  Variable Life Insurance Company

Kathleen F. Driscoll* (age 47)     Vice Chairman, President       Senior Vice President, Signator
John Hancock Place                      and Trustee               Brokerage, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company; Vice President
                                                                  Corporate Communications, John
                                                                  Hancock Life Insurance Company

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE F--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

     Trustee Affiliated with the Trust and Officers of the Trust--Continued

                                          Positions Held                Principal Occupation(s)
Name, Address and Age                       With Trust                   During Past Five Years
--------------------------------   ----------------------------   -----------------------------------
Jude A. Curtis (age 45)                 Compliance Officer        Vice President and Chief Investment
John Hancock Place                                                Compliance Officer, John Hancock
Boston, Massachusetts 02117                                       Life Insurance Company; formerly
                                                                  Second Vice President and Counsel,
                                                                  Office of Business Conduct; John
                                                                  Hancock Life Insurance Company;
                                                                  formerly a Partner at Hale and Dorr
                                                                  LLP (law firm)

Janet Wang (age 35)                Assistant Compliance Officer   Compliance Specialist, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

Raymond F. Skiba (age 58)                    Treasurer            Director of Fund Operations, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

Gladys C. Millan (age 57)               Assistant Treasurer       Manager of Fund Operations, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

Karen Q. Visconti (age 50)                   Secretary            Director, Product & Market
John Hancock Place                                                Management, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company

Arnold R. Bergman (age 53)              Assistant Secretary       Senior Counsel, Law Department,
John Hancock Place                                                John Hancock Life Insurance
Boston, Massachusetts 02117                                       company; formerly Vice President,
                                                                  General Counsel and Secretary, First
                                                                  Variable Life Insurance Company

     *Trustee who is an "interested person" as defined in the 1940 Act, due to her position with John Hancock Life Insurance Company (or its affiliates), the ultimate controlling parent of the investment advisor.

     Because the Trust does not hold regular annual shareholders meetings, each Trustee holds office for an indefinite term until his successor is duly elected and qualified or until he dies, retires, resigns, is removed or becomes disqualified. None of the Trustees is a director of other complexes except noted above.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Contractowners, Policyholders, and
Board of Trustees of
John Hancock Variable Series Trust I

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the International Opportunities Fund (a portfolio included in the series of John Hancock Variable Series Trust I {the "Trust"}) as of December 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the International Opportunities Fund of John Hancock Variable Series Trust I at December 31, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.


                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2004

       Officers and Trustees                      Investment Adviser

        Michele G. Van Leer,               John Hancock Life Insurance Company
  Chairman of the Board of Trustees              John Hancock Place
        Kathleen F. Driscoll,                      P.O. Box 111
    President and Vice Chairman                  Boston, MA 02117
        of the Board of Trustees
      Elizabeth G. Cook, Trustee
  Reverend Diane C. Kessler, Trustee
     Hassell H. McClellan, Trustee                Independent Auditors
      Robert F. Verdonck, Trustee                  Ernst & Young LLP
     Karen Q. Visconti, Secretary                 200 Clarendon Street
 Arnold R. Bergman, Assistant Secretary              Boston, MA 02116
     Raymond F. Skiba, Treasurer
 Gladys C. Millan, Assistant Treasurer
 Ronald J. Bocage, Chief Legal Officer
   Jude A. Curtis, Compliance Officer
Janet Wang, Assistant Compliance Officer

                             Sub-Investment Advisers

    Capital Guardian Trust Company          Pacific Investment Management Company LLC
         Los Angeles, CA 90071                       Newport Beach, CA 92660

  Declaration Management & Research LLC                RREEF America LLC
            McLean, VA 22102                               Chicago, IL 60611

 Fidelity Management & Research Company            SSgA Funds Management, Inc.
           Boston, MA 02109                             Boston, MA 02110

   Goldman Sachs Asset Management, LP                 Standish Mellon Asset
           New York, NY 10005                        Management Company LLC
                                                       Pittsburgh, PA 15258

      Independence Investment LLC                 T. Rowe Price Associates, Inc.
            Boston, MA 02109                          Baltimore, MD 21202

      John Hancock Advisers, LLC                T. Rowe Price International, Inc.
           Boston, MA 02199                           Baltimore, MD 21202

Morgan Stanley Investment Management Inc.       Wellington Management Company, LLP
           New York, NY 10020                           Boston, MA 02109


The John Hancock Variable Series Trust I consists of funds used as investment options for various John Hancock variable life and variable annuity contracts. Investors are not able to invest directly in the John Hancock Variable Series Trust I.

If the total investment return for any fund for any given year appears unusually high, the return may be attributable to unusually favorable market conditions which will probably not be sustainable. For instance, a high total investment return may reflect participation in IPOs, "hot" industries (e.g., internet-related companies), private placements, and/or leveraging investment techniques during the period indicated. There is no assurance that any of those methods, or any other investment technique will continue to have the same impact on the fund's total investment returns.

All of the funds (except bond funds and equity index funds) may participate in initial public offerings (IPOs). Under certain market conditions, such participation could significantly improve a fund's total investment return. There is no assurance that such market conditions will continue and provide the same favorable impact on future investment returns.

Please refer to the prospectus for your product for additional information about the investment options available. Variable life insurance and variable annuities are sold by prospectus. These reports may be used as sales literature when preceeded or accompanied by the funds' prospectus, which detail charges, investment objectives, and operating policies.

Insurance products are issued by John Hancock Life Insurance Company, or John Hancock Variable Life Insurance Company* (*not licensed in New York), Boston, MA 02117. Securities products are distributed by Signator Investors, Inc., Member NASD, SIPC, 197 Clarendon Street, Boston, MA 02116.

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